UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
September 11, 2025
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Broadway, Suite 320	78215
San Antonio	Texas
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On September 11, 2025, XPEL, Inc. (“XPEL”) entered into the First Amendment (the “Amendment”) to its Credit Agreement, dated April 6, 2023 (as amended, the “Credit Agreement”) with Wells Fargo Bank, N.A., as Administrative Agent, and other lenders party thereto. The Amendment, among other things, extends the maturity of the Credit Agreement from April 6, 2026 to September 11, 2028.

The Credit Agreement provides for secured revolving loans and letters of credit in an aggregate amount of up to $125 million. Borrowings under the Credit Agreement bear interest, at XPEL’s option, at a rate equal to either (a) Base Rate or (b) Adjusted Term SOFR. In addition to the applicable interest rate, the Credit Agreement includes a commitment fee ranging from 0.20% to 0.25% per annum for the unused portion of the aggregate commitment and an applicable margin ranging from 0.00% to 0.50% for Base Rate Loans and 1.00% to 1.50% for Adjusted Term SOFR Loans. Both the margin applicable to the interest rate and the commitment fee are dependent on XPEL’s Consolidated Total Leverage Ratio.

Obligations under the Credit Agreement are secured by a first priority perfected security interest, subject to certain permitted encumbrances, in all of XPEL’s material property and assets.

The terms of the Credit Agreement include certain affirmative and negative covenants that require, among other things, XPEL to maintain legal existence and remain in good standing, comply with applicable laws, maintain accounting records, deliver financial statements and certifications on a timely basis, pay taxes as required by law, and maintain insurance coverage, as well as to forgo certain specified future activities that might otherwise encumber XPEL and certain customary covenants. The Credit Agreement provides for two financial covenants:

As of the last day of each fiscal quarter, XPEL shall not allow:

1.Its Consolidated Total Leverage Ratio to exceed 3.50 to 1.00, or
2.     Its Consolidated Interest Coverage ratio to be less than 3.00 to 1.00.

Under the Credit Agreement:

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; (as defined in the Credit Agreement) provided that if Adjusted Term SOFR as so determined shall ever be less than 0%, then Adjusted Term SOFR shall be deemed to be 0%.

“Base Rate” is defined as the highest of (a) the Administrative Agent’s prime rate, (b) the Federal funds rate plus 0.50%, or (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%.

“Consolidated Total Leverage Ratio” is defined as the ratio of consolidated funded indebtedness on such date to Consolidated EBITDA for the most recently completed Reference Period.

“Consolidated Interest Coverage Ratio” is defined as the ratio of Consolidated EBITDA for the most recently completed Reference Period to XPEL’s consolidated interest expense for the most recently completed Reference Period.

“Consolidated EBITDA” is defined as consolidated net income (i) plus all of the following: (a) consolidated interest expense; (b) tax expense measured by net income, profits or capital (or any similar measures), paid or accrued, including federal and state and local income taxes, foreign income taxes and franchise taxes; (c) depreciation, amortization and other non-cash charges or expenses (including stock based compensation and write-downs of goodwill), excluding any non-cash charge or expense that represents an accrual for a cash expense to be taken in a future period; (d) all transaction fees, charges and other amounts (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith) in connection with any Credit Agreement permitted acquisition, investment, disposition, issuance or repurchase of equity interests, or the incurrence, amendment or waiver of indebtedness permitted hereunder (other than those related to the certain transactions or with respect to any amendment or modification of the Loan Documents), in each case, whether or not consummated, in each case to the extent paid within six months of the closing or effectiveness of such event or the termination or abandonment of such transaction, as the case may be; provided that (1) the aggregate amount added back pursuant to this provision with respect to any one transaction shall not exceed $2,000,000 for the applicable period and (2) any amounts added back for such applicable period shall be set forth in reasonable detail on XPEL’s compliance certification for such period; (e) non-cash charges and losses (excluding any such non-cash charges or losses to the extent (1) there were cash charges with respect to such charges and losses in past accounting periods or (2) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods); and (f) unusual and non-recurring expenses, charges or losses (excluding losses from discontinued operations); and (ii) less the sum of the following, without duplication, to the extent included in determining consolidated net income for such period: (a) interest income; (b) federal, state, local and foreign income tax credits of XPEL and its subsidiaries for such period (to the extent not netted from income tax expense); (c) any unusual and non-recurring gains; (d) non-cash gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods); and (e) any cash expense made during such period which represents the reversal of any non-cash expense that was added in a prior period pursuant to clause (i)(c) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred.

“Reference Period” is defined at any date of determination as, the period of four consecutive fiscal quarters ended on or immediately prior to such date for which financial statements of XPEL have been delivered to the Administrative Agent.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

The above description of the Amendment and the Credit Facility is not complete and is qualified in its entirety by the actual terms of the Amendment and Annex A thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Credit Agreement contains representations and warranties by XPEL, which were made only for purposes of the Credit Agreement and as of specified dates. The representations, warranties and covenants in the Credit Agreement were made solely for the benefit of the parties to the Credit Agreement, are subject to limitations agreed upon by such parties, including being qualified by schedules, may have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and are subject to standards of materiality applicable to the parties that may differ from those applicable to others. Others should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of XPEL or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in XPEL’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See Item 1.01

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibit is to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
10.1
First Amendment dated as of September 11, 2025 to the Credit Agreement dated as of April 6, 2023, by and among XPEL, Inc., Wells Fargo Bank, N.A., as Administrative Agent, and other lenders party hereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: September 17, 2025	By: /s/ Barry R. Wood
Barry R. Wood
Senior Vice President and Chief Financial Officer and Secretary